TARPON INDUSTRIES, INC.


Contact:
Cameron Associates
Paul G. Henning
212 554-5462
phenning@cameronassoc.com


                     Tarpon Industries Inc. Financing Issues


MARYSVILLE, MI----April 23, 2008 -- Tarpon Industries, Inc. (OTC BB: TPOS), today announced that for the past several months, it has been actively seeking additional financing to stabilize its operations and move toward a secondary public offering. At the present time, Tarpon's senior secured lender is limiting out of formula advances, and bridge loan financing by Tarpon's investment banker has not been consummated. Accordingly, Tarpon does not presently have the funding to continue full operations. Tarpon is making every effort to remedy this situation, but there can be no assurance such efforts will be successful, and Tarpon is considering all options.

Tarpon Industries, Inc. manufactures and sells engineered steel storage rack systems and structural and mechanical steel tubing. The company's mission is to become a larger and more significant manufacturer and distributor of steel storage rack systems and related products. For more information, please visit Tarpon's website at www.tarponind.com

Forward-Looking Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.

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